Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No. 1 to the Form S-1 Registration Statement filed by MedPro Safety Products, Inc. on July _, 2008 of our report dated April 18, 2008 on the 2007 and 2006 financial statements of MedPro Safety Products, Inc.. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Rodefer Moss & Co., PLLC
Rodefer Moss & Co., PLLC
Knoxville, Tennessee
July 3, 2008